Exhibit 10.1

RMB Working Capital Loan Contract

Contract No.: XXXXXXXXXXXXXXX

Borrower (Party A): GLOBAL Technology Inc.

Domicile: No. 88 Qiushi Road, Wangchun Industrial Park, Ningbo, Zhejiang Province

Postal Code: 315000

Legal Representative (Principal): Lin Chih-Hsiang

Fax: 0574-88133818

Tel.: 0574-88133818

Lender (Party B): China Construction Bank Ningbo Yinzhou Branch

Domicile: No. 500 Taikang Middle Road, Yinzhou District, Ningbo, Zhejiang Province

Postal Code: 315000

Principal: Huang Xubo

Fax: 0574-87370029

Tel.: 0574-87370029

WHEREAS, to refinance a loan from Shanghai Pudong Development Bank, Party A applies to Party B for a loan, and Party B agrees to grant the loan to Party A. NOW, THEREFORE, Party A and Party B, in accordance with applicable laws, regulations, and rules, enter into this Contract through friendly negotiation for mutual compliance.

Article 1 Loan Amount

The amount of the loan that Party B grants to Party A hereunder shall be RMB (in words) ninety-six million eight hundred thousand (RMB 96,800,000).

Article 2 Purpose and Source of Repayment of the Loan

Party A shall use the loan for working capital purposes in the ordinary course of business.

For the specific purposes and sources of repayment of the loan hereunder, please refer to Appendix 1 “Loan Particulars”.

Article 3 Loan Term

The loan term agreed herein is twelve (12) months, commencing on June 16, 2025 and ending on June 16, 2026.

If the commencement date of the loan term hereunder is inconsistent with the date specified in the loan disbursement certificate (i.e., the loan receipt, the same below), the actual disbursement date specified in the loan disbursement certificate for the first disbursement shall prevail, and the loan maturity date specified in Paragraph 1 of this Article shall be adjusted accordingly.

The loan disbursement certificate constitutes an integral part of this Contract and shall have the same legal effect as this Contract.

Article 4 Loan Interest Rate, Default Interest Rate, and Interest Calculation and Settlement

4.1 Loan interest rate

1. The loan interest rate hereunder shall be an annual rate calculated on a single interest basis, which shall be determined according to the following item (1):

(1) Fixed interest rate, i.e., the loan prime rate (LPR) minus (select “plus” or “minus”) 5 basis points (1 basis point = 0.01%, accurate to 0.01 basis points), which shall remain unchanged during the loan term;

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(2) Floating interest rate, i.e., LPR BLANK (select “plus” or “minus”) BLANK basis points (1 basis point = 0.01%, accurate to 0.01 basis points), which shall be adjusted once every BLANK month(s) in the period from the Interest Commencement Date (as defined below) to the date on which all principal and interest hereunder are paid off, based on the LPR on the business day preceding the adjustment date plus/minus the aforesaid basis points. The interest rate adjustment date shall be the corresponding date of the Interest Commencement Date in the month in which the adjustment is made, or the last day of the month in the absence of the corresponding date.

(3) Others

                       BLANK

2. Fees directly related to the loan hereunder shall be determined according to the following item (1):

(1) There are no fees directly related to the loan hereunder.

(2) Fees directly related to the loan hereunder are BLANK (name and amount), which shall be paid BLANK (on a lump-sum basis/by installments).

(3) Others

                       BLANK

3. The annual percentage rate (APR) that includes the loan interest and fees directly related to the loan, which is calculated on a single interest basis, shall be determined according to the following item (1):

(1) LPR minus (select “plus” or “minus”) 5 basis points (1 basis point = 0.01%, accurate to 0.01 basis points). If a floating interest rate applies, LPR shall be adjusted as agreed herein.

(2) Others

                       BLANK

4.2 Default interest rate

1. If Party A fails to use the loan for the purpose agreed herein, default interest shall accrue at a rate which is 100% higher than the loan interest rate. If the loan interest rate is adjusted according to Article 4.1, the default interest rate shall be adjusted according to the adjusted loan interest rate and the increase margin specified in this paragraph.

2. If Party A fails to repay the loan hereunder on time, default interest shall accrue at a rate which is 50% higher than the loan interest rate. If the loan interest rate is adjusted according to Article 4.1, the default interest rate shall be adjusted according to the adjusted loan interest rate and the increase margin specified in this paragraph.

3. If any loan proceeds are both overdue and misappropriated, default interest shall be calculated at the higher applicable rate, with compound interest accruing thereon.

4.3 For the purposes of this Article, “Interest Commencement Date” refers to the date on which the proceeds of the first disbursement hereunder are credited to the loan disbursement account agreed in Article 6 hereof (hereinafter referred to as the “Disbursement Account”).

LPR under this Contract shall be determined according to the following item 2:

1. At the time of the first disbursement of the loan hereunder, LPR refers to the one-year loan prime rate (“1Y LPR”) announced by the National Interbank Funding Center (“NIFC”) on the business day preceding the effective date of this Contract; if LPR is adjusted thereafter as agreed above, LPR refers to the 1Y LPR announced by the NIFC on the business day preceding the adjustment date.

2. At the time of the first disbursement of the loan hereunder, LPR refers to the one-year loan prime rate (“1Y LPR”) announced by the National Interbank Funding Center (“NIFC”) on the business day preceding the Interest Commencement Date; if LPR is adjusted thereafter as agreed above, LPR refers to the 1Y LPR announced by the NIFC on the business day preceding the adjustment date.

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3. At the time of the first disbursement of the loan hereunder, LPR refers to the five-year loan prime rate (“5Y LPR”) announced by the National Interbank Funding Center (“NIFC”) on the business day preceding the effective date of this Contract; if LPR is adjusted thereafter as agreed above, LPR refers to the 5Y LPR announced by the NIFC on the business day preceding the adjustment date.

4. At the time of the first disbursement of the loan hereunder, LPR refers to the five-year loan prime rate (“5Y LPR”) announced by the National Interbank Funding Center (“NIFC”) on the business day preceding the Interest Commencement Date; if LPR is adjusted thereafter as agreed above, LPR refers to the 5Y LPR announced by the NIFC on the business day preceding the adjustment date.

4.4 The loan interest hereunder shall start to accrue on a daily basis from the date on which the loan proceeds are credited to the Disbursement Account, with the daily interest rate equal to the annual interest rate divided by 360. If Party A fails to pay the interest on the interest settlement date agreed herein, compound interest shall accrue from the date following the interest settlement date.

4.5 Interest settlement

1. If the loan is subject to a fixed interest rate, the interest shall be calculated and settled at the agreed interest rate. If the loan is subject to a floating interest rate, the interest shall be calculated at the interest rate applicable to each floating period. If the interest rate changes multiple times during an interest settlement period, the interest accrued in each floating period shall be calculated separately, and the interest payable in the interest settlement period shall be the sum of the interest accrued in all such floating periods.

2. The interest on the loan hereunder shall be settled according to the following item (1):

(1) The interest shall be settled on a monthly basis on the twentieth (20th) day of each month.

(2) The interest shall be settled on a quarterly basis on the twentieth (20th) day of the last month of each quarter.

(3) BLANK .

Article 5 Disbursement and Payment of the Loan

5.1 Conditions precedent to disbursement

Party B’s obligation to disburse the loan is subject to the continuing satisfaction of all of the following conditions, unless they are waived by Party B in whole or in part:

1. Party A has duly completed all approval, registration, delivery, insurance, and other statutory procedures required for the loan hereunder;

2. If this Contract is secured, the security interest satisfying Party B’s requirements has become effective and remains in full force and effect;

3. Party A has opened accounts for drawdown and repayment as required by Party B;

4. Party A does not commit any event of default agreed herein;

5. No agreed circumstance that may impair Party B’s claims occurs;

6. Party B’s granting of the loan under this Contract is not prohibited or restricted by applicable laws, regulations, rules, or competent authorities;

7. Party A’s financial indicators continue to comply with the requirements in Appendix 2 “Financial Indicator Constraints”;

8. Party A has submitted the relevant documents as required hereunder prior to the disbursement of the loan;

9. The documents submitted by Party A to Party B are legal, true, complete, accurate, and valid, and in compliance with other requirements of Party B; and

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10. Other conditions precedent:

                       BLANK

5.2 Drawdown schedule

Drawdown refers to the disbursement of the loan proceeds to the Disbursement Account by Party B according to Party A’s request and this Contract.

The drawdown schedule shall be determined in accordance with the following item 1:

1. The drawdown schedule is as follows:

(1) RMB ninety-six million eight hundred thousand (RMB 96,800,000) on June 16, 2025;

(2) RMB BLANK on BLANK;

(3) RMB BLANK on BLANK;

(4) RMB BLANK on BLANK;

(5) RMB BLANK on BLANK;

(6) RMB BLANK on BLANK.

2. The drawdown schedule is as follows:

(1) RMB BLANK from BLANK to BLANK;

(2) RMB BLANK from BLANK to BLANK;

(3) RMB BLANK from BLANK to BLANK;

(4) RMB BLANK from BLANK to BLANK;

(5) RMB BLANK from BLANK to BLANK;

(6) RMB BLANK from BLANK to BLANK.

3. Party A may make a drawdown request when and as needed.

4. BLANK

5.3 Party A shall draw the loan in accordance with the drawdown schedule specified in Article 5.2. Unless otherwise agreed upon in writing by Party B, Party A shall not make drawdown earlier or later than scheduled, or split or cancel any drawdown.

5.4 If Party A makes drawdown in installments, the maturity date of the loan shall still be determined in accordance with Article 3 hereof.

5.5 Documents to be provided by Party A

1. Under the circumstance specified in the following item (2), Party A shall provide the relevant documents to Party B no later than five (5) business days prior to the drawdown date:

(1) The amount of a payment to a transaction counterparty of Party A exceeds RMB ten million (RMB 10 million).

(2) Party A makes any drawdown request, regardless of the amount of the drawdown.

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(3) Other circumstances agreed upon by the parties:

                       BLANK

The documents that Party A shall submit to Party B under any of the foregoing circumstances include:

(1) A loan disbursement certificate and a payment settlement certificate, both signed and stamped by Party A;

(2) Transaction documents, including but not limited to written or electronic documents evidencing the specific purpose of the loan proceeds, such as contracts and/or invoices in relation to goods, services, or funds; and

(3) A drawdown request and a loan payment authorization;

and other documents required by Party B, including but not limited to the business license, authorization letter, articles of association, resolutions of the shareholders’ meeting or board of directors of Party A’s counterparty to a transaction.

2. For any drawdown not covered in the foregoing circumstances, or if Party B determines, after reviewing the submitted documents, that Party A may proceed with the direct payment specified in Article 5.7, Party A shall submit the following documents to Party B no later than BLANK business days prior to the drawdown date:

(1) A utilization plan in relation to the loan to be disbursed (in the form specified in Appendix 3); and

(2) A loan disbursement certificate signed and stamped by Party A;

                       BLANK

and other documents required by Party B, including but not limited to the business license, authorization letter, articles of association, resolutions of the shareholders’ meeting or board of directors of Party A’s counterparty to a transaction.

5.6 Entrusted payment by Party B

1. Circumstances triggering the entrusted payment arrangement

If a drawdown falls under the circumstance specified in the following item (2), it shall be disbursed under the entrusted payment arrangement, whereby Party A irrevocably and unconditionally authorizes Party B to pay the loan proceeds to Party A’s counterparty, and Party A shall not pay the loan proceeds by itself to its counterparty or any other third party.

(1) The amount of a payment to a counterparty of Party A exceeds RMB ten million (RMB 10 million), and Party B believes, after reviewing the documents submitted by Party A, that the payee meets the specified eligibility criteria.

(2) The entrusted payment arrangement shall be adopted, regardless of the amount of the drawdown.

(3) Other circumstances agreed upon by the parties:

                       BLANK

2. Under the entrusted payment arrangement, Party B shall disburse the loan proceeds to the Disbursement Account, and then directly transfer such loan proceeds from the Disbursement Account to the account of Party A’s counterparty. Party A shall not dispose of the loan proceeds in any manner, including but not limited to transfer or withdrawal of cash.

3. Party B will conduct a formal review of the amount, time, payee, method, and account of the disbursement based on the documents submitted by Party A. If Party B confirms that the disbursement complies with Party B’s requirements after such formal review, it will pay the loan proceeds to the counterparty of Party A.

Once the loan proceeds are credited to the account of the counterparty provided by Party A, Party B shall be deemed to have fulfilled the entrusted payment obligation. Party A shall check whether a payment is successfully made within one (1) business day following the entrusted payment date. If the payment is not successful, Party A shall promptly notify Party B. Party A shall ensure that its counterparty and the specific purpose of the loan are consistent with the transaction documents.

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4. Party B’s formal review of the aforesaid payment elements shall not constitute Party B’s confirmation of the authenticity, legality, and compliance of the transaction, or Party B’s involvement in any dispute between Party A and its counterparty or any other third party, nor shall it obligate Party B to bear any responsibility or obligation of Party A. Party A shall indemnify Party B for all losses arising from the entrusted payment arrangement.

5. If the loan proceeds are paid erroneously or fail to be paid successfully or timely to the account of Party A’s counterparty due to any reason not attributable to Party B, such as incomplete, untrue, or inaccurate documents submitted by Party A, or inconsistency with the specific purpose of the loan, or any conflict among the information provided, the following provisions shall apply:

(1) All consequences arising therefrom, including but not limited to the losses arising from the failure to successfully or timely pay the loan proceeds to the account of Party A’s counterparty, shall be borne by Party A. Party B shall not bear any liability in this regard, and Party A shall indemnify Party B for all losses arising therefrom.

(2) Party A shall not dispose of the loan proceeds in any manner, including but not limited to transfer or withdrawal of cash.

(3) Party A shall submit new or corrected documents as required by Party B within one (1) business day.

                       BLANK

If Party A breaches any of the foregoing provisions, Party B may declare the accelerated maturity of such loan amount.

6. All risks, liabilities, and losses arising from the failure, error, or delay in payment of the loan proceeds for reasons not attributable to Party B shall be borne by Party A. Party B shall not bear any liability in this regard, and Party A shall indemnify Party B for all losses arising therefrom.

7. Party A agrees and acknowledges that: Party B is not obligated to notify the payee of matters relating to the entrusted payment, suspension of payment, or withdrawal of payment by Party B.

8. If Party A has a reasonable emergency demand for funds for the agreed purpose, it may submit a written request to Party B. Party B may, in its sole discretion, evaluate whether to approve such emergency funding request. If Party B approves such request, Party B may appropriately simplify the supporting documents and procedures required for the entrusted payment. After Party B completes the disbursement, Party A shall submit complete supporting documents for the emergency drawdown as required by Party B within ten (10) business days, and cooperate with Party B in the post-disbursement review. Failure to do so shall be deemed as a breach of contract on the part of Party A.

5.7 Direct payment by Party A

If a drawdown does not fall under the circumstance that triggers the entrusted payment arrangement under Item 1 of Article 5.6, it may be disbursed under the direct payment arrangement, whereby Party B disburses the loan proceeds to the Disbursement Account according to the drawdown request by Party A, and then Party A will pay such loan proceeds by itself to its counterparty. Party A shall ensure that its counterparty and the specific purpose of the loan are consistent with the transaction documents.

5.8 Once the loan proceeds are credited to the Disbursement Account, Party B shall be deemed to have fulfilled its disbursement obligation, regardless of whether the entrusted payment by Party B or the direct payment by Party A is adopted. Party A shall ensure that the Disbursement Account is in a normal condition, including but not limited to not being frozen by any competent authority. Party A shall bear all risks, liabilities, and losses arising from the loan proceeds that have been credited to the Disbursement Account being frozen or deducted by any competent authority, and Party A shall indemnify Party B for all losses arising therefrom.

5.9 Change of payment method

Under any of the following circumstances, Party B may change the payment method for loan proceeds, including but not limited to adjusting the circumstance triggering the entrusted payment arrangement (e.g., adjusting the amount threshold for the entrusted payment arrangement) and adjusting the payment method for individual drawdowns:

1. Party A commits any event of default agreed herein.

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2. Any circumstance agreed herein that may endanger the creditor’s rights of Party B occurs.

3. Any other circumstance where Party B considers it necessary to change the payment method occurs.

If Party B changes the payment method, Party A shall perform relevant obligations, such as re-submitting relevant documents, in accordance with this Contract and the requirements of Party B.

Article 6 Use and Monitoring of Accounts

6.1 Disbursement Account

The Disbursement Account under this Contract shall be determined according to the following item 2:

1. Party A shall open a dedicated Disbursement Account with Party B within BLANK business day(s) from the effective date of this Contract and prior to the first disbursement of loan proceeds. The Disbursement Account shall be exclusively used for the disbursement and payment of all loan proceeds hereunder.

2. Any other account opened by Party A with Party B (account number: XXXXXXXXXXX).

6.2 Revenue collection account

1. Party A shall, within two (2) business days from the effective date of this Contract, open a new account with Party B or designate an existing account with Party B (account number: XXXXXXXXXXXX) as the revenue collection account.

2. Party A shall submit periodic summary reports to Party B on the fund flows of the revenue collection account on a monthly (select “monthly” or “quarterly”) basis. Party A shall submit to Party B a summary report for the preceding period within the first five (5) business days of the new reporting period.

3. Party B may manage fund flows of the revenue collection account. In particular, the revenue collection account shall satisfy the requirements in the following item BLANK:

(1) Average balance of the account:

                       BLANK

(2) Time to receive the revenue:

                       BLANK

(3) Percentage of the revenue received by the revenue collection account in the total sales revenue of Party A:

                       BLANK

(4) Maximum outbound transfer limit per transaction:

                       BLANK

(5) Maximum daily outbound transfer limit:

                       BLANK

(6) Restrictions on online banking services for the account：

                       BLANK

(7) Any outbound transfer from the account shall be approved by Party B;

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(8) The account shall be exclusively used for receipt of revenue and repayment of the loan hereunder, and not for any other purpose;

(9) BLANK

(10) Any other requirements of Party B;

(11) The relevant requirements in the account management agreement separately entered into by the parties.

Article 7 Repayment

7.1 Repayment principle

Party A shall repay the loan hereunder in accordance with the following principle:

Party B may first use Party A’s repayment to cover the expenses advanced by Party B for Party A and the expenses incurred by Party B in enforcing its claims. The remaining amount of the repayment shall be applied first to interest and then to principal, and any interest accrued on the principal shall be paid when the principal is repaid. However, the remaining amount of the repayment after payment of the aforesaid expenses shall be applied first to principal and then to interest in cases where the principal or interest of any loan is overdue for more than ninety (90) days or such repayment principle shall apply in accordance with applicable laws, regulations, or rules.

7.2 Payment of interest

Party A shall pay Party B the interest due on the interest settlement date. The first interest payment date shall be the first interest settlement date after the disbursement of the loan. All outstanding interest shall be paid in full with the repayment of the last installment of the principal.

7.3 Principal repayment schedule

The principal repayment schedule shall be determined in accordance with the following item 1:

1. The principal repayment schedule is as follows:

(1) RMB BLANK on BLANK;

(2) RMB BLANK on BLANK;

(3) RMB BLANK on BLANK;

(4) RMB BLANK on BLANK;

(5) RMB BLANK on BLANK;

(6) RMB ninety-six million eight hundred thousand (RMB 96,800,000) on the maturity date of the loan agreed herein.

2. BLANK

If the commencement date of the loan term hereunder is inconsistent with the date specified in the loan disbursement certificate, Party B may adjust the aforesaid principal repayment schedule accordingly.

7.4 Repayment method

Party A shall, prior to the repayment date agreed herein, maintain sufficient funds in the revenue collection account or any other account opened with Party B for the scheduled repayment, and shall independently initiate a bank transfer for repayment (while Party B retains the right to directly debit the relevant amount from such account for loan repayment). Alternatively, Party A may transfer the relevant amount from another account to make the repayment on the agreed repayment date.

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7.5 Prepayment

If Party A intends to prepay any principal, it shall submit a written application to Party B at least thirty (30) business days prior to the prepayment date, and may prepay all or part of the principal upon approval by Party B.

If Party A prepays any principal, the interest accrued on the principal shall be calculated based on the actual number of days the loan was outstanding and the loan interest rate agreed herein.

If Party B approves Party A’s prepayment application, it may collect liquidated damages from Party A, which shall be calculated in accordance with the following item 1:

1. Amount of liquidated damages = Amount of the principal prepaid × Number of months prepaid × 1‰. Any period shorter than one full month shall be counted as one month.

2. BLANK

If the loan is to be repaid in installments, and Party A prepays part of the loan principal, Party B may, in its sole discretion, apply such prepayment either sequentially in accordance with the repayment schedule, or in reverse order of the scheduled repayments. The loan interest rate shall continue to apply to the outstanding part of the loan after such prepayment.

Article 8 Party A’s Rights and Obligations

8.1 Party A’s rights

1. Party A has the right to require Party B to disburse the loan in accordance with this Contract.

2. Party A has the right to use the loan proceeds for the purpose agreed herein.

3. Party A has the right to apply for an extension of the loan subject to the conditions required by Party B.

4. Party A has the right to require Party B to keep confidential the financial information and trade secrets in relation to production and operation provided by Party A, unless otherwise provided by applicable laws, regulations, or rules, or required by the competent authorities, or agreed upon by the parties.

5. Party A has the right to decline any request for bribes by Party B or its personnel, and to report to the competent authorities such act or any other violation by Party B of applicable laws and regulations regarding credit interest rate or service fees.

8.2 Party A’s obligations

1. Party A shall make drawdowns and repay the principal and interest of the loan in full in accordance with this Contract, and pay the expenses as agreed herein.

2. Party A shall promptly provide the financial information, production and operating information, and other information as required by Party B, including but not limited to submitting to Party B a balance sheet and an income statement (or a statement of income and expenditure if Party B is a public institution) as of the end of the previous quarter within the first thirty (30) business days of the first month of each quarter and promptly submitting an annual cash flow statement at the end of each year, and shall ensure that all information provided is legal, true, complete, accurate, and valid, and shall not provide any false information or conceal any material operating or financial facts.

3. If Party A falls under any circumstance that has a material adverse impact on its ability to repay its debts or may otherwise impair Party B’s claims, or Party A changes its business registration particulars, such as Party A’s name, legal representative (principal), domicile, business scope, registered capital, or articles of association, Party A shall send Party B a written notice, together with the supporting documents, within three (3) business days after the occurrence of such circumstance or change.

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4. Party A shall use the loan proceeds for the agreed purpose and shall not divert or misappropriate the loan proceeds, or use them for any illegal or non-compliant transactions, payment of dividends to shareholders, or investments in financial assets, fixed assets, or equity, or for areas and purposes where production and operation are prohibited by the state, or use them to extinguish liabilities arising from payment of dividends to shareholders or investments in financial assets, fixed assets, or equity. Party A shall cooperate with and accept the inspection and supervision by Party B on its production, operating, and financial activities, and the use and payment of loan proceeds hereunder, and cooperate with and accept Party B’s post-loan management. Party A shall not withdraw capital, transfer assets, or use related-party transactions to evade its debt obligation to Party B. Party A shall not fraudulently obtain bank loans or facilities by discounting or pledging notes receivable, accounts receivable, or other claims which are not trade-related and are based on false contracts between Party A and its related parties. Party A shall make payment of the loan proceeds in accordance with this Contract, and shall not evade the entrusted payment by Party B by splitting transactions into smaller amounts.

5. If Party A uses the loan proceeds hereunder for manufacturing activities, it shall comply with the national regulations regarding environment protection.

6. Prior to the full repayment of all principal and interest due to Party B, Party A shall not use any assets acquired through the loan hereunder to provide security to third parties, without the written consent of Party B.

7. If Party A is a group customer, it shall promptly report to Party B any related-party transaction exceeding 10% of its net assets, including: (1) the relationship of the parties to such transaction; (2) the profile and nature of the transaction; (3) the transaction amount and its percentage to net assets; and (4) the pricing policy (including transactions to which no amounts or nominal amounts are ascribed).

8. Party A shall obtain Party B’s written consent before it engages in any merger, division, equity transfer, or any other major event that may affect its solvency, such as external investments, creation of security interests for third parties, or material additional debt financing, provided that such written consent given by Party B shall not prejudice Party B’s right to seek remedies available under this Contract if it subsequently considers that such acts may impair Party B’s claims.

9. Under the direct payment arrangement, Party A shall submit to Party B monthly summary reports on the use and payment of loan proceeds. Party A shall, within the first BLANK business days of each month, submit to Party B a summary report on the use and payment of loan proceeds for the preceding month, together with a schedule of actual use of loan proceeds, until the loan proceeds are used in full. Please refer to Appendix 4 for the form of the summary report.

Article 9 Party B’s Rights and Obligations

9.1 Party B has the right to: require Party A to repay the principal and pay interest and fees as scheduled; manage and control the payment of the loan proceeds; continuously monitor the overall cash flow of Party A; accelerate the maturity of the loan based on the collection status of Party A’s revenue; and exercise other rights hereunder and require Party A to perform other obligations hereunder.

9.2 Party B has the right to participate in material financing activities (i.e., financing transactions with a total amount of more than RMB one billion (RMB 1 billion) or equivalent foreign currency), asset disposals, mergers, divisions, shareholding restructurings, or bankruptcy liquidation proceedings of Party A to protect its claims. Such participation shall take the forms described in the following items 1, 2, 3, and 5:

1. Party A shall obtain Party B’s written consent before conducting any of the aforesaid activities.

2. Party A’s material financing activities shall be arranged by Party B.

3. The price and purchaser of the assets to be disposed of by Party A shall comply with the following provisions:

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Party A shall not sell assets at manifestly unreasonable low prices.

4. BLANK

5. Other forms that Party B considers appropriate.

9.3 Party B shall disburse the loan in accordance with this Contract, except for delays or failures caused by Party A or otherwise not attributable to Party B.

9.4 Party B shall keep confidential the financial information and trade secrets in relation to production and operation provided by Party A, unless otherwise provided by applicable laws, regulations, or rules, or required by the competent authorities, or agreed upon by the parties.

9.5 Party B shall not offer bribes to, or seek or accept bribes from, Party A or its personnel.

9.6 Party B shall not engage in any acts of bad faith that may damage the legitimate interests of Party A.

Article 10 Liability for Breach of Contract and Remedies for Circumstances Endangering the Creditor’s Rights of Party B

10.1 Breach of contract by Party B and liability for breach of contract

1. If Party B fails to disburse the loan in accordance with this Contract without any legitimate reasons, Party A may require Party B to continue to disburse the loan in accordance with this Contract.

2. If Party B charges Party A any improper interest or fees in violation of the prohibitive provisions of applicable laws and regulations, Party A has the right to require Party B to refund such interest or fees.

10.2 Breach of contract by Party A

1. Party A breaches any provision of this Contract or any statutory obligation.

2. Party A expressly states or indicates by its conduct that it will not perform any obligations hereunder.

10.3 Circumstances that may impair Party B’s claims

1. Party A falls under any of the following circumstances, which, Party B believes, may impair its claims hereunder: Party A undergoes or is subject to contracting, trusteeship (receivership), lease, shareholding restructuring, decrease of registered capital, investment, joint operation, combination, merger, acquisition, reorganization, division, joint venture, equity transfer, or material additional debt financing, applies (or is applied) for suspension of business for rectification, applies for dissolution, is revoked, applies (or is applied) for bankruptcy, changes its controlling shareholder/actual controller, transfers its major assets, stops production, goes out of business, is imposed high fines by competent authorities, is deregistered, has its business license revoked, is involved in major legal disputes, encounters material deterioration in operating and financial conditions or decline in credit status, or its legal representative or principal person in charge cannot perform their duties normally.

2. Party A falls under any of the following circumstances, which, Party B believes, may impair its claims hereunder: Party A fails to repay other debts due (including debts due to China Construction Bank (CCB) institutions at all levels or to other third parties), transfers its property at a low or no price, establishes residential rights on self-owned or shared real estate, waives the debts owed by third parties to Party A, is negligent in exercising its claims or other rights, or provides security for a third party; Party A’s financial indicators fail to continuously comply with the requirements in Appendix 2 “Financial Indicator Constraints”; abnormal fluctuations occur in the funds of any of Party A’s accounts (including but not limited to the revenue collection account and other accounts monitored by Party B); Party A experiences any material cross-default event; Party A’s core business demonstrates weak profitability; and Party A’s use of the loan proceeds is deemed abnormal or Party A evades the entrusted payment arrangement.

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3. Any shareholder of Party A abuses the independent status of the company as a legal person or shareholder’s limited liability to evade debts, which, Party B believes, may impair its claims hereunder.

4. Any condition precedent to the disbursement of the loan agreed herein fails to remain satisfied.

5. The guarantor falls under any of the following circumstances, which, Party B believes, may impair its claims hereunder:

(1) The guarantor breaches any provision of the guarantee contract or there is any false information, error, or omission in the representations and warranties made by the guarantor thereunder.

(2) The guarantor undergoes or is subject to contracting, trusteeship (receivership), lease, shareholding restructuring, decrease of registered capital, investment, joint operation, combination, merger, acquisition, reorganization, division, joint venture, equity transfer, or material additional debt financing, applies (or is applied) for suspension of business for rectification, applies for dissolution, is revoked, applies (or is applied) for bankruptcy, changes its controlling shareholder/actual controller, transfers its major assets, transfers its property at a low or no price, establishes residential rights on self-owned or shared real estate, waives the debts owed by third parties to the guarantor, is negligent in exercising its claims or other rights, stops production, goes out of business, is imposed high fines by competent authorities, is deregistered, has its business license revoked, is involved in major legal disputes, encounters material deterioration in operating and financial conditions or decline in credit status, or its legal representative or principal person in charge cannot perform their duties normally, which may affect the guarantor’s ability to fulfill its guarantee obligations.

(3) Other circumstances where the guarantor loses or may lose the ability to fulfill its guarantee obligations.

6. The mortgage or pledge falls under any of the following circumstances, which, Party B believes, may impair its claims hereunder:

(1) The mortgaged or pledged property is damaged, lost, or reduced in value due to the acts of a third party, government expropriation, confiscation, requisition, recovery without compensation, demolition, market changes, or any other reasons.

(2) The mortgaged or pledged property is subject to attachment, detention, establishment of residential rights, freezing, deduction, retention, auction, administrative supervision, or ownership disputes.

(3) The mortgagor or the pledgor breaches any provision of the mortgage or pledge contract or there is any false information, error, or omission in the representations and warranties made by the mortgagor or the pledgor thereunder.

(4) Other circumstances that may endanger the mortgage or pledge rights of Party B.

7. The security is not established, not effective, invalid, canceled, or discharged, or the guarantor breaches the contract or expressly states or indicates by its conduct that it will not fulfill its guarantee obligations, or the guarantor loses, in whole or in part, the ability to fulfill its guarantee obligations, or the collateral is reduced in value, which, Party B believes, may impair its claims hereunder.

8. Other circumstances, which, Party B believes, may impair its claims hereunder.

10.4 Remedies for Party B

Under any circumstance specified in Article 10.2 or Article 10.3, Party B may exercise one or more of the following rights and hold Party A legally liable:

1. Suspend or terminate the disbursement and payment of the loan;

2. Impose additional conditions for the disbursement and payment of the loan;

3. Change the payment method of the loan in accordance with this Contract;

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4. Declare that the loan becomes immediately due and payable, and require Party A to immediately repay all outstanding principal, interest, and fees hereunder, whether due or not;

5. Refuse Party A’s further drawdown of any undrawn amount under this Contract if Party A fails to draw the loan in accordance with this Contract;

6. In case of Party A’s failure to use the loan for the agreed purpose, require Party A to make rectification within a specified time limit and repay the loan in advance, downgrade the risk classification of Party A’s loan, or exercise other remedies available under this Contract; and charge default interest and compound interest on the misappropriated portion, from the date of misappropriation until the full repayment of the principal and interest, according to the agreed default interest rate and interest settlement method;

7. In case of loan delinquency, charge default interest and compound interest on the overdue principal and interest (including default interest), from the date of delinquency until the full repayment of all principal and interest, according to the agreed default interest rate and interest settlement method. Loan delinquency occurs if Party A fails to repay the loan when due (including after acceleration of all or part of the loan by Party B), or according to the principal amortization schedule agreed herein.

For any interest that Party A fails to pay on time prior to the loan maturity date, Party B may charge compound interest according to the agreed default interest rate and interest settlement method; and

8. Take other remedies, including but not limited to:

(1) debiting any amount in RMB or other currency from any account opened by Party A within the CCB system without prior notice to Party A;

(2) exercising security rights;

(3) requiring Party A to provide new security acceptable to Party B for all debts under this Contract;

(4) restricting Party A’s disposal of funds in any accounts (including but not limited to the revenue collection account) opened by Party A within the CCB system, and taking account control measures including freezing, payment suspension, or disabling non-counter transaction functions without prior notice;

(5) adjusting the loan interest rate;

(6) reducing the credit line; and

(7) terminating this Contract.

Article 11 Miscellaneous

11.1 Expenses

1. All expenses arising from Party A’s breach of any provision of this Contract, including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees, notarial fees, service of process fees, announcement fees, and attorney fees actually incurred by Party B due to such breach, shall be borne by Party A.

2. For other expenses, the parties agree as follows:

Other expenses in connection with this Contract or the security hereunder, including expenses associated with legal services, insurance, custody, appraisal, notarization, taxation, technical services, environmental protection, and supervision, shall be borne by Party A.

11.2 Use of Party A’s information

Party A agrees that Party B may inquire, reproduce, and retain Party A’s credit information from the Basic Financial Credit Information Database and other legally established credit reporting agencies, and that Party B may provide Party A’s information to the Basic Financial Credit Information Database and other legally established credit reporting agencies. Party A agrees that Party B may share Party A’s information with CCB institutions and subsidiaries at all levels for group-wide purposes, including pre-loan due diligence, risk management, and business development.

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11.3 Loan collection by announcement

In the event of Party A’s default on loan principal or interest payments or any other breach, Party B reserves the right to report it to relevant departments or entities, and make an announcement through news media to demand repayment.

11.4 Evidentiary effect of Party B’s records

Unless there is reliable and conclusive evidence to the contrary, Party B’s internal accounting records (including but not limited to electronic and paper-based records) regarding principal, interest, fees, and repayment history, documents, vouchers, and electronic data prepared, retained, transmitted, or extracted by Party B in connection with Party A’s loan drawdowns, repayments, interest payments, and other transactions, and records, vouchers, and electronic data related to Party B’s loan collection activities all constitute conclusive evidence of the creditor-debtor relationship between the parties or true and valid electronic data. Party A shall not raise objections to the authenticity of such records, documents, or vouchers solely on the grounds that they were unilaterally prepared, retained, transmitted, or extracted by Party B.

11.5 Reservation of rights

Any rights available to Party B under this Contract shall not prejudice or exclude any rights available to Party B under laws, regulations, or other contracts. No forbearance, indulgence, or concession for any breach or delay, or delay in enforcing any right hereunder shall be construed as a waiver of any right or interest hereunder or consent to or acquiescence in any breach of this Contract, nor shall it restrict, hinder, or prejudice the continued exercise of such right or the exercise of any other right, or create any obligation or responsibility on the part of Party B to Party A.

11.6 Repayment and offset of multiple debts

If Party A owes other debts to Party B in addition to those set forth herein, the parties agree that, if Party A’s payment is insufficient to pay off all debts, Party B may specify the order of repayment.

Party B has the right to require Party A to pay off the debts in the order specified by Party B pursuant to this paragraph, regardless of whether the aforesaid debts are principal or accessory, due or not yet due (or declared due in advance), and secured individually or jointly (including but not limited to by guarantee, mortgage, pledge, letter of guarantee, or standby letter of credit), and regardless of the relative weight of Party A’s obligations under these debts (including but not limited to the amount of interest, default interest, compound interest, liquidated damages, fees, or other payables), the sequence of maturity dates, and the percentage of a single debt in the total debts, and Party A agrees not to raise any objection thereto.

In addition, Party B has the right to debit an amount in RMB or other currency from any bank account opened by Party A within the CCB system to pay off any debt that is due (or declared due in advance).

11.7 Party A shall immediately notify Party B in writing of any change in its mailing address or contact information. Otherwise, Party A shall assume any loss arising from its failure to do so in a timely manner.

11.8 Collection of payables

For any amounts payable by Party A hereunder, Party B has the right to debit the corresponding amount in RMB or other currency from any bank account opened by Party A within the CCB system, without prior notice to Party A. If foreign exchange settlement and sales or foreign exchange trading is required, Party A shall assist Party B in completing the procedures and bear the exchange rate risk arising therefrom.

11.9 Dispute resolution

Any dispute arising out of the performance of this Contract may be resolved by the parties either through friendly negotiation or by the following method set forth in item 1:

1. File a lawsuit with the people’s court in the place where Party B is domiciled.

2. File a lawsuit with the people’s court in the place where Party A is domiciled.

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3. Submit the dispute to (name of the arbitration commission) BLANK for arbitration in (place of arbitration, BLANK) under its arbitration rules in force when the arbitration application is submitted. The arbitral award shall be final and binding upon both parties.

During the litigation or arbitration period, the parties shall continue performance of this Contract, except for matters in dispute.

11.10 Entry into force

This Contract shall enter into force upon being signed by Party A’s legal representative (principal) or authorized representative and affixed with its official seal and signed by Party B’s principal or authorized representative and affixed with its official seal.

Appendices hereto constitute an integral part of this Contract and shall have the same legal effect as this Contract.

11.11 This Contract is executed in three (3) counterparts.

11.12 Miscellaneous provisions

11.12.1 VAT

1. All prices and other charges under this Contract shall be inclusive of VAT, unless otherwise agreed upon by the parties.

2. Invoice

2.1 Party B shall issue invoices according to the following provisions set forth in item BLANK:

(1) At the request of Party A, Party B shall, upon receipt of the payment from Party A, issue a VAT invoice of the equal amount to Party A in accordance with the law.

(2) Other provisions: BLANK

2.2 Invoicing information provided by Party A

Company Name (full name): BLANK.

Taxpayer Identification Number (TIN): BLANK

Account No.: BLANK

Bank Name: BLANK

Address: BLANK

Tel.: BLANK

2.3 If it is necessary to invalidate an invoice or issue a red-letter invoice, Party A shall promptly provide assistance as required by Party B. In case of failure to invalidate an invoice or issue a red-letter invoice for reasons attributable to Party A, Party A shall indemnify Party B for all losses arising therefrom, including but not limited to taxes, surcharges, fines, and overdue fines.

3. If Party A is an entity outside the territory of the People’s Republic of China, and the prices and other charges under this Contract qualify for tax incentives and are subject to tax filing in accordance with applicable laws, regulations, rules, and relevant provisions of the competent authorities, Party A shall promptly provide Party B with sufficient and accurate documents for the filing of the VAT incentives as required by Party B, to facilitate Party B’s completion of tax filing procedures.

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11.12.2 Service of notices

The parties agree as follows in respect of the addresses for service (including electronic addresses for service) of all notices, agreements, and documents relating to this Contract and the legal consequences.

1. Address for service

(1) Party A confirms its valid address for service as follows:

Mailing address: No. 88 Qiushi Road, Wangchun Industrial Park, Ningbo 315000, Zhejiang Province (recipient Li Haiying);

Postal Code: BLANK;

Mobile number: XXXXXXXXX;

Fax: BLANK;

Email: BLANK;

WeChat ID: BLANK;

Dedicated litigation platform account: BLANK;

Other electronic means: BLANK;

Party A acknowledges that any of the aforesaid mobile number, fax, email, WeChat ID, dedicated litigation platform account, and other electronic means shall constitute its valid electronic address for service.

(2) Party B confirms its valid address for service as follows:

No. 500 Taikang Middle Road, Yinzhou District, Ningbo 315000, Zhejiang Province (recipient: Chi Yanxin)

2. Applicable scope of the address for service

The aforesaid addresses for service shall apply to the service of all written (including electronic) notices, agreements, and documents relating to this Contract, including but not limited to the service of notices and agreements during the performance of this Contract, the service of documents and legal instruments in relation to any dispute arising from this Contract, as well as the service of documents in dispute resolution proceedings, including arbitration, civil litigation (including first instance, second instance, and retrial), enforcement, and other legal proceedings.

3. Change of the address for service

(1) If Party A intends to change its address for service, it shall send a five (5) business days’ written notice to Party B’s address for service.

(2) If Party B intends to change its address for service, it shall notify Party A through any of the following methods, including but not limited to written notice, email, SMS, and announcement.

(3) Any change of the address for service by either party during arbitration or civil litigation proceedings shall also be notified in writing to the relevant arbitration institution or court.

(4) After a party fulfills its notification obligation relating to the change of its address for service as agreed above, its changed address for service shall be deemed as the valid address for service. Otherwise, the previously confirmed address for service shall remain valid for service purposes.

(5) If Party A fails to fulfill the foregoing notification obligation, and Party A is in breach of this Contract or falls under any other circumstance that may impair Party B’s claims, Party A agrees and authorizes Party B to obtain Party A’s most recent contact number through telecommunication operators for the purposes of collection and management of the defaulted loan.

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4. Legal consequences

(1) If any notice, agreement, legal instrument, or other document fails to be actually received by a party due to incorrect address for service provided or confirmed by such party, such party’s failure to promptly fulfill its notification obligation in the aforesaid manner after any change of its address for service, or refusal by such party or its designated recipient to sign to acknowledge receipt of such document, then the document shall be deemed to have been served on the date of return in the case of service by mail; or on the date when the person serving the document records the situation on the receipt of service in the case of direct service; or on the date of its arrival at the recipient’s designated electronic service system (service shall be deemed completed when the sender’s system shows successful delivery) in the case of electronic service. The electronic service methods include but are not limited to SMS, fax, email, and WeChat. Electronic service shall have the same legal effect as other service methods.

(2) Arbitration institutions or courts may directly serve documents to the aforesaid addresses for service by mail or electronically. Documents served by arbitration institutions or courts by mail shall be deemed to have been served according to the foregoing provisions, even if they are not actually received by the parties.

(3) If the service of documents regarding the same matter is made through multiple methods, the date of the earliest service shall be deemed as the date of service.

                       BLANK

                       BLANK

                       BLANK

Article 12 Representations

12.1. Party A is clearly aware of the business scope and internal authorization of Party B.

12.2. Party A has read all terms of this Contract. At the request of Party A, Party B has provided explanations on relevant terms of this Contract. Party A has fully known and understood the meanings of the terms hereof and the relevant legal consequences.

12.3. Party A’s execution of this Contract and performance of its obligations hereunder comply with applicable laws, administrative regulations, and rules, as well as Party A’s articles of association or other organizational documents, and have been approved by the competent internal authorities of Party A and/or the competent government authorities.

12.4. Party A conducts production and operations in compliance with laws and regulations.

12.5. Party A is able to continue as a going concern and has legal sources of repayment funds.

12.6. Party A undertakes that the entire loan under this Contract is exclusively for its genuine financing needs and does not exceed the actual amount required for the specified purposes.

12.7. Party A and its controlling shareholders have a sound credit standing without any material adverse records.

12.8. Party B has the right to authorize other branches of CCB to disburse loans under this Contract and to exercise the rights and perform the obligations of Party B hereunder, and Party A has no objection thereto.

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12.9. Party A represents that, at the time of execution of this Contract, neither itself nor its material affiliates, key contractors, suppliers, or project sponsors have been involved in any acts or circumstances that violate the laws, regulations, or rules of the People’s Republic of China or the countries or regions where its projects are located regarding environmental, social and governance (ESG) risk management, and that its overseas projects have not been involved in any acts or circumstances that violate international practices or standards or are not substantially consistent with international good practices. Party A undertakes that the ESG-related documents and procedures submitted to or completed with Party B are compliant, effective, and complete, and that Party A attaches sufficient importance to and effectively and dynamically controls relevant risks. Party A undertakes that, after the execution of this Contract, Party A will strengthen ESG risk management of Party A and its material affiliates, key contractors, suppliers, and project sponsors, strictly comply with the laws, regulations, and rules of the People’s Republic of China and the countries or regions where its projects are located regarding ESG risk management, and ensure that its overseas projects will be in strict compliance with international practices or standards and substantially consistent with international good practices, to avoid harm and risks to the environment and society (including but not limited to ESG issues related to energy consumption, pollution, land, health, safety, resettlement of affected residents, ecological protection, energy conservation and emission reduction, climate change, corporate governance defects, and inadequate management) during construction, production, and business activities. Party A acknowledges that Party B has the right to supervise Party A’s ESG risk management practices, require Party A to submit ESG risk reports and related information, and disclose relevant information on Party A’s credit extensions or investments involving material ESG risks in accordance with applicable laws, regulations, and self-regulatory rules. If any of the foregoing representations made by Party A is false or any of the foregoing commitments fails to be fulfilled, or Party A or any of its material affiliates, key contractors, suppliers, or project sponsors may bring ESG risks, Party B has the right to urge Party A to promptly take measures to mitigate or address the risks, require Party A to promptly report on the possible impact of the incident, and cease the investment and financing services for Party A (including but not limited to refusing to issue loans, provide financing, or issue letters of guarantee or letters of credit or bank acceptance bills), or declare the accelerated maturity of its claims (including but not limited to loans, financing, and advances that have been or may be made), or suspend or terminate the disbursement of funds to Party A, or take other remedies available under this Contract or permitted by laws.

If Party A has any questions, opinions, or suggestions regarding CCB products or services, Party A may contact CCB through its customer service and complaint hotline at 95533 for consultation and feedback.

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Party A (official seal):

GLOBAL Technology Inc.

Legal Representative (Principal) or Authorized Representative (signature): Yeh Shu-Hua

June 12, 2025

Party B (official seal):

China Construction Bank Ningbo Yinzhou Branch

Principal or Authorized Representative (signature):

Huang Xubo

June 12, 2025

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Appendix 1:

Loan Particulars

1. The specific purposes of the loan under this Contract:

Refinance a loan from Shanghai Pudong Development Bank.

Party A shall not change the specific purposes of the loan without the written consent of Party B.

2. The sources of repayment of the loan under this Contract:

The production and operation income of and funds raised by Party A.

Party A shall ensure that the sources of repayment are authentic and legal and the cash flow for repayment is stable and sufficient.

3. Others:

                       BLANK

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Appendix 2:

Financial Indicator Constraints

Party A’s financial indicators shall continue to meet the following constraints:

1. The debt-to-asset ratio shall not exceed 65%;

2. The current ratio shall not be less than 0.9;

3. The contingent liability ratio shall not exceed 0;

4. The total amount of long-term investments shall not exceed 30% of the total net assets.

Party B has the right to modify the aforesaid constraints by giving Party A a six (6) business days’ notice.

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Appendix 3:

Utilization Plan

Contract No.	BLANK
Drawdown Date	BLANK
No.	Planned Use	Estimated Payment Amount	Estimated Payee (if any)	Remarks
1.	BLANK	BLANK	BLANK	BLANK
2.	BLANK	BLANK	BLANK	BLANK
...
Total	RMB BLANK (in words: BLANK)
Name of Borrower (seal):

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Appendix 4:

Summary of Direct Payments

Contract No.	BLANK
Submission Date	BLANK
No.	Actual Use	Payee	Amount	Supporting Documents	Planned Payment or Not
1.	BLANK	BLANK	BLANK	BLANK	BLANK
2.	BLANK	BLANK	BLANK	BLANK	BLANK
...
Total	RMB BLANK (in words: BLANK)
Name of Borrower (seal):
Internal Review Conclusion	Account Manager (signature):
Disbursement and Payment Reviewer (signature):

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